                                                                   EXHIBIT 10.41
                                                                   -------------
                                              *CONFIDENTIAL TREATMENT REQUESTED.
                         CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE
                                             SECURITIES AND EXCHANGE COMMISSION.

                                4/th/ Amendment
                                of July 3, 2001
                                    of the

                                     LEASE

                               of August 7, 2000

                                    BETWEEN


                   1. Naxos Schmirgelwerk Mainkur GmbH, and
        2. A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm.
                            Seilwolff AG von 1890,
                     acting in partnership under the name
              Naxos-Union Grundstucksverwaltungsgesellschaft GbR

                                  "LANDLORD"

                                      AND

                                EQUINIX, INC.,
                            a Delaware corporation

                                   "TENANT"

                                                         TABLE OF CONTENTS

                                                                                                                              Page
PRELIMINARY REMARK.........................................................................................................     1

LEASE SUMMARY..............................................................................................................     1

PRELIMINARY REMARKS........................................................................................................     5

Article 1            PROPERTY, BUILDING, AND PREMISES......................................................................     6

         1.1      Lease of Premises........................................................................................     6

         1.2      Single Tenant Building...................................................................................     6

         1.3      Space Expansion - Option.................................................................................     6

         1.4      Assignment of Rights and Obligations of Landlord under Development Contracts.............................     7

         1.5      Financing by Tenant......................................................................................     7

         1.6      Tenant's Right to Takeover...............................................................................     7

Article 2            TERM..................................................................................................     8

         2.1      Term.....................................................................................................     8

         2.2      Delay in Completion......................................................................................     8

         2.3      Options To Extend Term...................................................................................     8

         2.4      Holding Over.............................................................................................     9

Article 3            USE OF PREMISES, RESTRICTION ON ADVERTISING...........................................................    10

         3.1      Tenant's Use.............................................................................................    10

         3.2      Landlord's Consent.......................................................................................    10

         3.3      Landlord's Obligations...................................................................................    10

Article 4            RENT..................................................................................................    10

         4.1      Monthly Base Rent........................................................................................    10

         4.2      Default..................................................................................................    10

         4.3      Initial Payment; Proration...............................................................................    11

         4.4      Service Charges..........................................................................................    11

         4.5      Payment of VAT...........................................................................................    13

Article 4a           SECURITY, INDEXATION..................................................................................    13

         4a.1     Security.................................................................................................    13

         4a.2     Indexation...............................................................................................    14

         4a.3     Financing by Landlord....................................................................................    14

Article 5            MAINTENANCE...........................................................................................    14

         5.1      Maintenance of Building and Premises.....................................................................    14

         5.2      Maintenance by Tenant....................................................................................    15


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                                                            (continued)

                                                                                                                              Page
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         5.3      Floorload................................................................................................    15

         5.4      Visitors.................................................................................................    15

Article 6            UTILITIES AND SERVICES................................................................................    15

         6.1      Standard of Operations...................................................................................    15

         6.2      Landlord to Provide Utilities............................................................................    15

         6.3      Tenant Services..........................................................................................    15

         6.4      Failure to Furnish Utilities.............................................................................    16

Article 7            ALTERATIONS AND IMPROVEMENTS..........................................................................    17

         7.1      Alterations to Premises by Tenant........................................................................    17

         7.2      Consent..................................................................................................    17

         7.3      Landlord's Right to Modify the Premises..................................................................    18

Article 8            PARKING...............................................................................................    18

Article 9            INSURANCE AND INDEMNITY...............................................................................    18

         9.1      Fire and Extended Coverage Insurance.....................................................................    18

         9.2      Proceeds.................................................................................................    18

         9.3      Liability Insurance - Tenant.............................................................................    18

         9.4      Waiver of Subrogation....................................................................................    18

         9.5      Other Insurance Matters..................................................................................    19

Article 10           DESTRUCTION AND UNTENANTABILITY OF PREMISES...........................................................    19

         10.1     Loss - Insured or Uninsured..............................................................................    19

         10.2     Major Damage.............................................................................................    19

         10.3     Tenant's Option to Terminate in Certain Events...........................................................    19

         10.4     Landlord's Option to Terminate in Event of Major Damage to Building......................................    20

         10.5     Abatement of Rent........................................................................................    20

Article 11           SURRENDER.............................................................................................    20

Article 12           TRANSFER OF TENANT'S INTEREST.........................................................................    20

         12.1     Assign, Sublet...........................................................................................    20

         12.2     Co-Location Agreements...................................................................................    21

Article 13           EASEMENT..............................................................................................    22

Article 14           ENVIRONMENTAL REPRESENTATIONS.........................................................................    22

         14.1     Definition of "Hazardous Material."......................................................................    22

         14.2     Compliance with Laws.....................................................................................    23


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                                                         TABLE OF CONTENTS
                                                            (continued)

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
         14.3     Ordinance or Graves......................................................................................    23

         14.5     Arcadis Bills............................................................................................    23

Article 15           INSPECTION AND ENTRY BY OWNER.........................................................................    23

         15.1     Landlord's Right of Entry................................................................................    23

         15.2     Restrictions on Entry....................................................................................    23

         15.3     Emergency Entry..........................................................................................    23

Article 16           NOTICES...............................................................................................    24

         16.1     Notices..................................................................................................    24

         16.2     Refused, Unclaimed, or Undeliverable Notices.............................................................    24

         16.3     Addresses................................................................................................    24

Article 17           SIGNAGE...............................................................................................    24

Article 18           SUPPLEMENTAL EQUIPMENT................................................................................    25

         18.1     Supplemental Equipment...................................................................................    25

         18.2     Permits..................................................................................................    25

Article 19           MISCELLANEOUS.........................................................................................    26

         19.1     Entire Agreement.........................................................................................    26

         19.2     Governing Law............................................................................................    26

         19.3     Invalidity...............................................................................................    26

         19.4     Written Form.............................................................................................    26

         19.5     Euro Clause..............................................................................................    26

Article 20           RIGHT TO BE GIVEN THE OPPORTUNITY OF A FIRST OFFER....................................................    26

Article 21           MULTIPLE LANDLORDS....................................................................................    27

EXHIBITS:

EXHIBIT A        PLAN OF PROPERTY (4a Summary)
EXHIBIT B        DESCRIPTION OF PREMISES (4b Summary)
EXHIBIT C        PLAN OF PLOTS (4c Summary)
EXHIBIT D        WORK LETTER FOR OPTION SPACE (Article 1.3.1)
EXHIBIT E        STANDBY LETTER OF CREDIT (Article 4a.1)
EXHIBIT F        RKW LETTER OF JUNE 13, 2000 (Article 7.1)
EXHIBIT G        APPLICATION BY LANDLORD/TENANT TO REGISTER ENCUMBRANCE
                 (Article 13.1)
EXHIBIT H        AGREEMENT WITH ALLGEMEINE HYPOTHEKENBANK (Article 13.2)

                              PRELIMINARY REMARK
                              ------------------

The above-mentioned parties entered into the Lease of August 7, 2000 with regard to the property which is generally known as [*], located in the City of Frankfurt am Main, Fechenheim. This Lease was then modified by the modifications/supplements dated

                               October 11, 2000
                             December 22, 2000 and
                                March 8, 2001.

Furthermore, a number of the provisions of the Lease have become obsolete by passing of time and/or the performance of obligations by the Parties. Finally, the Tenant has granted his consent, to waive his contractual claim under the Lease to utilize the space [*] of [*]m/2/ (folio [*], plot [*]) as well as the further [*] m/2/ that are registered on folio [*] (plots [*],[*]).

The parties have agreed to incorporate these developments into a revised version of the Lease. They hereby agree on the following - in the German language - text of the Lease which shall enter into force on the day of its signing. This Lease is designated as "Lease of August 7, 2000 in the version of July 3, 2001".

                                     LEASE
                                     -----

     This Lease (the "Lease") made this 7/th/ day of August 2000 ("Effective Date"), by and between

     1. the firm Naxos Schmirgelwerk Mainkur GmbH, GutleutstraBe 175, D-60327 Frankfurt, represented by its managing director Gunter Rothenberger,

     2. A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890, GutleutstraBe 175, 60327 Frankfurt/M, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

     both companies acting in a German Civil Code Partnership (the Parties at 1. and 2. jointly called: "Landlord"), under the firm name Naxos-Union Grundstucksverwaltungsgesellschaft GbR, Frankfurt/M, and

     3. Equinix, Inc., a Delaware corporation, 2450 Bayshore Parkway, Mountain View, CA 94043, USA, represented by Christopher L. Birdsong ("Tenant"),


                      SUMMARY OF BASIC LEASE INFORMATION

     This Summary of Basic Lease Information ("Lease Summary") is a part of the Lease and describes the basic terms of the Lease. Each reference in this Lease to any provision in this Lease Summary shall be construed to incorporate all the terms provided under that provision of the Lease Summary. In the event of any conflict between a provision in this Lease Summary and a provision in the balance of the Lease, the latter shall control.

______________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    The basic terms of this Lease are:

1.   Effective Date: Date of Signing of Lease (see above).
     --------------

2.   Landlord: German Civil Code partnership (cf. above).
     --------

3.   Tenant: Equinix, Inc., a Delaware corporation, or assignee or Permitted
     ------
Transferee.

4.   Property, Building, Premises:
     ----------------------------

    (a)   Property (Section 1.1): The real property ("Real Property") commonly
          ---------------------
          known as [*] and located in the City of Frankfurt am Main, Fechenheim, State of Hesse, as shown in Red on the Plan attached hereto as Exhibit A, [*] m/2/, which includes an office building of [*] m/2/ and Production Halls I and II of [*] m/2/ which are outlined on the Plan (Exhibit A).
                ---------

     (b)  Building (Section 1.1):  Production Halls I and II and one office
          ----------------------
          building located on the Property, which contain [*] square meters as outlined in yellow and described in the Description of Real Property attached hereto as Exhibit B; and Supplemental Equipment space as shown in Exhibit C.

     (c)  Premises:  Property, Building, Supplemental Equipment space (cf.
          --------
          Section 18.1.8 Lease).

5.   Expansion of the Premises:
     --------------------------

     (a)  Option: Tenant has the right to elect to expand the Premises and to
          ------
          cause the Landlord to create more floor space on the Property in increments of at least [*] m/2/ rentable area up to a total area of about [*] m/2/ (including the Building).

     (b) At the request of Tenant, parties will review the viability of the installation of a mezzanine floor in the center portion of the protected part of the Building if this is permissible pursuant to construction law.

          Before carrying out the expansion pursuant to (a) or building the mezzanine floor, the Landlord shall submit the draft to Tenant to check and approve. If Tenant approves the planning documents and the Landlord builds the mezzanine, Tenant is not obligated to rent the mezzanine. If Tenant decides to rent the space, the parties agree on a rent of DM [*]/m/2/ for the mezzanine.

6.   Handover:
     --------

     Landlord has handed over to Tenant the Property including office space, Production Halls I and II on April 25, 2001 in the quality required by the Lease.

7.   Lease Term:
     ----------

____________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (a)  Duration (Section 2.1): Twenty (20) years from August 7, 2000. Term
          ----------------------
          ends without termination notice if extension options not exercised.

          Termination for important cause by either party according to law.

     (b)  Extension Options (Section 2.3): Tenant has two (2) Extension Options
          -------------------------------
          following the fixed 20  year term of the Lease for a period of five
          (5) years each, as more particularly described in Section 2.3. Term
                                                            -----------
          ends with lapse of first extension option unless second option exercised, or with lapse of second extension period.

8.   Rent (Section 4.1):

     (a)  From February 1, 2001 through September 30, 2003

                                                                           DM

          Office Space plus Production Halls I and II ([*] m/2/)           [*]

          From February 1, 2001 through September 30, 2003 at a fixed amount of DM [*]/m/2/ per month

          Advance on service charge ([*] m/2/ at DM [*]/month)             [*]

          VAT (at present 16 %)                                            [*]
                                                                       -------
          Total                                                            [*]
                                                                       =======

     (b)  As of October 1, 2003

          As of October 1, 2003 the rent for the remaining term of the Lease, subject to indexation pursuant to Sec. 4a.2 Lease, is adapted to DM [*]/m/2/ per month. The rent thus will be the amount listed in Sec. 8
          b) of the Lease Summary considering the final increase pursuant to Subsec. 8 c) of the Lease Summary and Sec. 4a.2 Lease.


                                                                           DM

          As of October 1, 2003 for Office Space plus Production           [*]
          Halls I and II ([*] m/2/) [*] at DM [*]/m/2/ per month

          Advance on Service Charge ([*] m/2/ at DM [*]/ month)            [*]

______________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          VAT (at present 16 %)                                            [*]
                                                                      --------
          Total                                                            [*]
                                                                      ========

          Rent and Service Charges to be paid monthly in advance of each month.
     (c)  Rent for Option Space
          ---------------------

          Start payment of Rent from beginning of [*] month after Handover of option space (Sec. 5 (a) above). Start payment of advance on Service Charges at Handover of option space. Amount of Rent, Service Charges and VAT per square meter of option space is the same as per square meter of the Production Halls (Sec. 4 (a) above) space, at the time of Handover of the option space.

9.   Security:
     ---------

     (a)  By Landlord: Easements (Article 13).

     (b) By Tenant: (1) a security Letter of Credit (LC). The LC was issued by the London branch of Chase Manhattan Bank (copy is attached as Exhibit
                                                                         -------
          E) for six (6) months' Rent plus Service Charges plus VAT for first
          -
          three years after signing of the Lease which LC shall be reduced to three months Rent, Service Charges and VAT after first three years after signing.

10.  Permitted Use (Section 3.1):  Any lawful use, including without limitation
     ---------------------------
general office use and use for installation and operation of telecommunications, electronic, optical, and associated equipment (such as local and long distance switches, nodes, customer collocation and related equipment, in connection with Tenant's fiber optic telecommunications system) (such telecommunications system being herein called "Tenant's System"), warehouse and parking, and all other similar activities associated with the internet. Lessor guarantees that this intended use is not in contradiction with the/a zoning plan.

11.  Insurance (Section 9):
     ---------------------

     (a) Fire and Extended Coverage Insurance - Landlord: One hundred percent (100%) of the full replacement value of the Building subject to customary and reasonable deductible amounts; draft insurance contract to be approved by Tenant.

     (b) Liability Insurance- Tenant: Comprehensive liability insurance policy of DM 1,000,000 combined single limit for each occurrence, including insurance for pollution caused by hazardous materials on property.

          Business Liability Insurance of DM 5.000.000,00 property damage and DM 1.000.000,00 personal injury for death for each occurrence.

     (c) Tenant shall request that its customers provide Fire and Extended Coverage Insurance for their Equipment on the Premises.


______________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.  Parking (Section 8):  Landlord has provided, without charge to Tenant
     -------------------
     parking spaces in the parking area for the exclusive use by Tenant.

13.  Addresses for Notice (Section 19):
     ---------------------------------

     (a)  Landlord's Address:
          ------------------

          Naxos Schmirgelwerk Mainkur GmbH
          GutleutstraBe 175
          D-60327 Frankfurt/M

          or

          A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890
          GutleutstraBe 175
          60327 Frankfurt/M

     (b)  Tenant's Address:
          ----------------

          Equinix, Inc.
          2450 Bayshore Parkway
          Mountain View, CA 94043, USA
          Attn: Director of Real Estate

          or

          Equinix, Inc.
          c/o Baker & McKenzie
          Attn.: Dr. Karl-Ludwig Koenen
          Bethmannstrasse 50-54
          60311 Frankfurt

  14.  Exhibits:  A through H, inclusive, which Exhibits are attached to this
       ---------  -----------
       Lease and incorporated herein by this reference.

                              PRELIMINARY REMARKS

The Landlord owns the Property which is registered in folio [*], Fechenheim of the Frankfurt local court and consists of the following lots: Area ("Flur") [*], lots [*], [*], [*], [*], a total of [*] m/2/.

It is encumbered as follows:

Abt. II, 1 - 3 No. 3 not to be deleted. Present mortgages in Abt. III to be deleted. The Leases within the fence-line of Exhibit A were terminated.

____________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Landlord wants to lease and Tenant wants to rent the Property which is outlined in red on the Plan which is attached hereto as Exhibit A. The two Buildings on
                                               ---------
the Property are Production Hall I, a protected building dating from approximately 1925 and Production Hall II of (together) [*] m/2/. Furthermore, there is office space of [*] m/2/ in a building contiguous to Production Hall I.

Tenant intends to use the Building for the purposes described in Sec. 10 Lease Summary. For this purpose, Tenant will invest a very important sum into the improvement and fittings of the Building and machines in the Building. Tenant expects an original demand of approx. [*] m/2/. If business volume developed as Tenant expects, the Tenant shall need up to [*] m/2/ of space. The Landlord agrees to plan and produce the Expansion Space on the Property in cooperation with the Tenant in case that Tenant exercises its option rights.

Landlord agrees to give all the permits and support necessary to have Tenant to get the necessary utilities, in particular telecom lines.

In view of these premises, the Parties hereto agree to enter into the Lease at the following conditions:

                                   ARTICLE 1

                        PROPERTY, BUILDING, AND PREMISES

     1.1    Lease of Premises.  Landlord hereby leases to Tenant and Tenant
            -----------------
leases from Landlord the Property described in Paragraph 4 of the Lease Summary
                                               -----------
with the Building.

In addition, during the Lease Term, Tenant shall lease and have the right to use at no Rental Charge, the Roof Space and the Supplemental Equipment Space around the Building, as depicted in Exhibit C. Tenant shall also have right of access to the Building's shafts, conduits, ducts, raceways, risers and roof for the purpose of installing and maintaining Tenant's System.

     1.2    Single Tenant Building.  Tenant shall have exclusive rights of use
            ----------------------
throughout the Lease Term of all common stairways, elevators, sidewalks, plazas and walkways, easements and service alleys surrounding the Building, delivery and loading areas and facilities of the Building, telephone equipment rooms and all other common facilities in or about the Building and the Property, and the appurtenances thereto, as the same may exist from time to time. Such use shall be for Tenant and its customers, agents, employees, assignees, subtenants, licensees and invitees.

     1.3    Space Expansion - Option
            ------------------------

     1.3.1  Option to Expand.  Landlord grants to Tenant the option to expand
            ----------------
the Premises by a building or buildings to be constructed by Landlord on the Property. The Tenant may choose to have the expansion performed in one or several increments of at least [*] m/2/.

------------
  *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Tenant may only exercise the option to expand if the Lease term is at least still 10 (ten) years at the time that the Tenant exercises the option - if necessary by exercising an option to extend the term pursuant to Sec. 7 (b) Lease Summary -. The parties expect that up to [*] m/2/ additional space can be constructed on the Property.

Upon Tenant's exercise of the option, the Option Space shall be constructed by Landlord at Landlord's expense pursuant to the Work Letter for Option Space (Exhibit D) within 18 (eighteen) months after the exercise of the option by
----------
Tenant and submission of the preliminary design criteria which are sufficient for the Landlord to carry out the above and below-ground-construction work complying with the Hesse Building Code and shall be leased to Tenant pursuant to the provisions of this Lease. The Parties shall cooperate to clear any design discrepancies.

Rent for the Option Space shall be the Rent per square meter of Rentable Area in effect under this Lease at the commencement of Tenant's occupancy of the Option Space. This additional rent shall be payable after the end of the [*] months rent-free period after the handover in question. The Rent payable under this Lease shall be increased by the amount of Rent attributable to the Option Space that is leased by Tenant. The parties shall immediately execute an amendment to this Lease stating the addition of the Option Space to the Premises.

Upon receipt of Tenant's notice to exercise the option, Landlord shall design and construct such space in accordance with the terms set forth in Exhibit D.
                                                                   ----------
The Rentable Area of the Option Space shall be subject to verification as provided in Section 1.3.2.
            --------------

     1.3.2  Verification of Rentable Area. The size of the leased building space
            -----------------------------
on which the rent has been computed is determined pursuant to DIN 277 (NGF). Within thirty (30) days after completion of any expansion, Landlord's architect shall calculate and certify in writing to Landlord and Tenant the Rentable Area of the expansion. Corridors, staircases and mezzanine floors (including floors constructed by Tenant) to be part of rentable space. Modifications of building or fit-out by Tenant not to be considered.

On this final determination of the Rentable Area of the Building Rent shall be recalculated in accordance with that final determination. The parties shall execute an amendment to this Lease stating the recalculated Rent.

     1.3.3 For clarification purposes, the Parties state their agreement that the Tenant is free to either not exercise any option or to exercise one, two or all of the options.

     1.4    Assignment of Rights and Obligations of Landlord under Development
            ------------------------------------------------------------------
Contracts
---------

     1.4.1 Landlord shall enter into one or several Development Contracts with a third party ("Developer") providing that the construction of the new building(s) after the exercise of the option shall be performed pursuant to this Sec. 1.4.

     1.4.2 At Tenant's request, Landlord shall involve Tenant and its architects and engineers in the planning, engineering and construction of the buildings and shall provide Tenant with copies of the Development Contract(s).

-----------
  *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1.4.3 In case that the Developer discontinues the performance of the Development Contract for reasons inherent in the Landlord, the Tenant shall be entitled but not obliged to take over all rights and obligations of Landlord under the Development Contract (including the right to termination) and request performance of the Contract by the Developer, at Tenant's expense. In such case, the rent that would be payable hereunder would be reduced by the costs thus incurred by Tenant plus interest thereon at the rate of Libor plus [*]% spread evenly over the remaining term of the lease.

     1.5 In the event Tenant finances the development of the additional space upon terms and conditions of a loan agreement to be acceptable to the parties, the amount of financing plus interest at the rate of Libor plus [*]% thereon shall be repaid by reducing the rent that will be payable hereunder spread evenly over five years.

     1.6 In the event that Landlord does not perform or is late in performing by at least two months, any of construction obligations under this Lease or its obligations to obtain permits by the authorities, Tenant shall be entitled, in addition to any other rights that this Lease grants the Tenant in such case, to have the construction performed and/or to have the permit obtained by a third party, at Tenant's cost. Tenant then shall be entitled to the repayment of the costs plus a [*] ([*]) % surcharge for Tenant's administrative expenses plus interest thereon at the rate of Libor plus [*] % spread evenly over the remaining term of the lease.

                                   ARTICLE 2

                                     TERM

     2.1    Term. The term of this Lease ("Lease Term") commenced on August 7,
            ----
2000 and shall end upon the expiration of twenty (20) years following said date, subject to any option, renewal or extension rights of Tenant as provided for in this Lease, unless this Lease is earlier terminated as provided in this Lease.

     2.2    Delay beyond the Day of Completion of the Option Space:.
            -------------------------------------------------------

If Landlord, for any reason whatsoever, fails to complete the option space within the 18 (eighteen) months allowed by Sec. 1.3.1 above, the Handover Date and the date as of which rent shall be payable shall be appropriately adjusted and the Tenant may withhold from the first rental payment and subsequent rental payments as may be necessary, as liquidated damages, an amount equal to [*] times the Rent otherwise due for each commenced day after the Scheduled Completion Date.

     2.3    Options To Extend Term.
            ----------------------

Landlord grants to Tenant two (2) options to extend the Lease Term ("Extension Option") for a period of five (5) years each ("Option Term"). The Extension Option may be exercised with respect to all Property, only. If Tenant properly exercises the Extension Option, the Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Option Term.

------------
  *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     2.3.1  Option Rent.  The rent payable by Tenant during any Option Term
            -----------
shall be equal to whichever is the greater of (1) the rent payable hereunder plus or minus the index; or (2) the Fair Market Rental Value of the Premises, excluding value of Tenant improvements, as of the commencement of the Option Term. Fair Market Rental Value of the Premises shall be the rental rate, including all escalations, at which tenants lease comparable space as of the commencement of the applicable Option Term. For this purpose, "comparable space" shall be space that is: (a) not subleased; (b) not subject to another tenant's expansion rights; (c) not leased to a tenant that holds an ownership interest in the landlord; (d) not leased to a tenant under a renewal or an extension of a lease; (e) comparable in size, location, and quality to the Premises; (f) leased for a term comparable to the Option Term; and (g) located in comparable buildings with similar zoning.

     2.3.2  Exercise of Option.  To exercise its Extension Option, Tenant shall
            ------------------
deliver written notice to Landlord which must be put into the mail no less than one hundred fifty (150) days before the expiration of the initial Lease Term or Option Term that has been exercised by Tenant, stating Tenant's intent to exercise its option. The parties shall have thirty (30) days after Landlord receives the option notice in which to agree on the Rent for the applicable Option Term. If the parties agree on the Rent for the Option Term during such thirty (30) day period, they shall promptly execute an amendment in accordance with Subsection 2.3.4.
     ----------------

If the parties are unable to agree on the Rent in accordance with Subsection
                                                                  ----------
2.3.1 within such thirty (30) day period, then within ten (10) days after the
-----
expiration of such thirty (30) day period each party, at its cost and by giving notice to the other party, shall appoint a real estate broker with at least ten
(10) years recent and continuous full-time commercial brokerage experience in the area and market segment in which the Premises are located to set the rent for the applicable Option Term. If a party does not appoint a broker within ten
(10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the rent for the applicable Option Term.

If the two brokers are appointed by the parties as stated in this Section, they shall meet promptly and attempt to set the rent. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this Section within ten (10) days after the last day the two brokers are given to set the rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days notice to the other party can file a petition with the President of the IHK Frankfurt, solely for the purpose of selecting a third broker who meets the qualifications stated in this Section. Each party shall bear half the cost of the President's appointment of the third broker and payment of the third broker's fee. The third broker, however selected, shall be a person who, directly or indirectly, has not previously provided services, been employed by or acted in any capacity for either party or any affiliate of a party.

Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set the rent for the applicable Option Term. If a majority of the brokers are unable to set the rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the rent for the Premises during the applicable Option Term. In setting the minimum monthly rent for the Option Term, the broker or brokers shall consider the use to which the Premises are restricted under this Lease and shall not consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease. If, however, any determination of the rent is more than five percent (5%) higher or lower than the middle determination of the rent, such determination shall be disregarded. If a determination is disregarded, the remaining two determinations shall be added together and their total divided by two; the resulting quotient shall be the rent for the Premises during the applicable Option Term.

          2.3.3  Withdrawal from Option by Tenant. After the rent for the
                 --------------------------------
Option Term has been set, the brokers shall immediately notify the parties. If Tenant objects to the rent that has been set, Tenant shall have the right to have the Lease expire at the end of the then current term. Tenant's election to allow this Lease to expire at the end of the then current term must be exercised within thirty (30) days after receipt of notice from the brokers of the rent by letter to the Landlord which must be posted before the end of the thirtieth (30/th/) day.

          2.3.4  Amendment to Lease.  If Tenant timely exercises its Extension
                 ------------------
Options, Landlord and Tenant shall promptly execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section
                                                                       -------
2.3.
---

     2.4  Holding Over.  Any holding over by Tenant shall not be nor be
          ------------
construed to be a renewal of the term of this Lease but shall constitute a month-to-month tenancy which may be terminated by either party upon thirty (30) days prior written notice to the other party, and shall otherwise be on the same terms and conditions herein set forth.

Section 568 German Civil Code shall not apply.

                                   ARTICLE 3

                  USE OF PREMISES, RESTRICTION ON ADVERTISING

     3.1  Tenant's Use.  The Premises shall be used and occupied by Tenant for
          ------------
the purposes described in Sec. 10 Lease Summary. Landlord warrants to Tenant that the premises are acceptable for Tenant's use according to the zoning plan for the area and that Landlord will obtain all building and utilization permits both for the Buildings which Landlord will improve and later expansions.

     3.2 Any essential changes of the intended or actual utilization of the Premises by Tenant require the Landlord's prior written consent which may be given on condition that Tenant obtains any necessary permits by the authorities, at Tenant's expense.

     3.3  Landlord's Obligations.  Landlord shall lease space on parts of the
          ----------------------
property Wachtersbacher Strasse 83 to third parties only for purposes consistent with the maintenance of a first class commercial building of the kind and character of the Building as of the date hereof.

Landlord shall not allow any advertising for the above competitors on the Property.

                                   ARTICLE 4

                                     RENT

     4.1  Monthly Base Rent.  Tenant shall pay to Landlord the base rent plus an
          -----------------
advance on Service Charges plus VAT ("Monthly Base Rent") in equal monthly installments as set forth in the Schedule of Monthly Base Rent set forth in the Lease Summary. Rent shall be paid in advance, after the end of the rent-free period, on or before the third workday of every calendar month during the Lease Term. Payment shall be made to the following accounts:

     a) Approximately DM [*] (exact amount shall be notified by Landlord, without delay) to account of A.A.A. Aktiengesellschaft Allgemeine
Anlagenverwaltung vorm. Seilwolff AG von 1890 no. 107922 with Allgemeine Hypothekenbank AG Frankfurt , pursuant to Exhibit H,
                                          ---------

     b)  the rest to another account to be given by Landlord, in writing.

As long as the property is charged with the land charge described under Chapter 13 hereof, at least an amount that corresponds to the monthly payment obligations of the Landlord to the owner of the land charge shall be paid to the creditor (at present: AHB) each month. This amount shall be set-off against the rent; the Landlord hereby so instructs the Tenant irrevocably.

     4.2  Default. In case of default of payment by the Tenant, the Landlord
          -------
shall be entitled to charge default interest of [*] % ([*] percent) p. a. above the respective basic interest rate pursuant to the Transitory Law on Discount Rates and/or, as of January 1, 2002, at the interest rate replacing the basic interest rate unless the Landlord proves a higher or the Tenant proves a lower damage in each case. This shall not affect any right of termination of the Landlord.

     4.3  Initial Payment; Proration. If any Rent payment is for a period
          --------------------------
shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

     4.4  Service Charges. Service Charges (ancillary costs and administration
          ---------------
costs) shall be levied in the form of monthly advance payments and shall be counted for by the landlord on an annual basis. The conciliation of the prepaid with the payable costs shall be done in the form of an additional payment by the Tenant or a credit by the Landlord on the rental payment day that follows the month on which the landlord had submitted the computation to the Tenant.

          4.4.1 Service Charges within the meaning of this Lease Agreement shall be charges, contributions, fees and costs arising or accruing now or in the future to the Landlord from the Site (not all of the Real Property) Building or economic unit (the latter includes ancillary buildings, garages/underground garages, equipment and fit outs) and/or its intended utilisation, in particular the costs

                 - for all current public charges, real estate tax, garbage removal, chimney sweeping, sewage, water supply and drainage (including rain water/surface water);

_________________

   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               - for road cleaning, removal of snow and ice/strewing, cleaning and maintenance of pavements, roads, parking lots as well as upkeeping and cleaning of all outside facilities, green and garden areas;

               - for cleaning of common areas of the buildings, cleaning and upkeeping of outside glass and facade areas as well as vermin control;

               - for the operation and lighting of common areas of the buildings and outside facilities, including replacement of used means of lighting as well as regular safety control;

               - for the operation and maintenance of common technical equipment and facilities as well as for the utilisation of general communication systems (high frequency cable etc.);

               - for all reasonable risk insurance coverage of the property (not including insurance against loss of rental), for all necessary third-party liability insurances as well as for the safety controls demanded under the insurance contracts;

               - for housekeeper or for housekeeper services rendered by other parties as well as supervision services and doorkeeper;

               - for the property management. As regards these costs, a monthly lump-sum in the amount of [*] percent ([*]%) of the rent (without advance for ancillary costs plus statutory Value Added Tax is agreed upon ("Lump-Sum Management Fee"). The Lump-Sum Management Fee in respect of which no further proof of costs is required shall also be owed if the Landlord manages the object himself;

               - all other operating cost pursuant to Appendix 3 to Sec. 27, 2nd Berechnungs Ordinance;

               - additional costs for 24 hour service pursuant to Sec. 6.1 below;

               -    all insurances wished by the Tenant;

               -    water costs pursuant to Sec. 6.2.

       4.4.2 To the extent such costs arise anew or are increased in connection with a proper management, they may be apportioned by the Landlord to the Tenant as of the time they arise or are increased and adequate advance payments may be determined in this respect. To the extent that the Landlord does not have any up-to-date real estate tax assessments, the anticipated charges for real estate tax shall be calculated.

___________________

   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          4.4.3 The proper removal of refuse, that will not be picked up as house refuse (in particular special refuse and hazardous material as well as bulky refuse such as packaging etc.), shall be the responsibility of Tenant. Tenant shall also be responsible for properly storing such refuse temporarily until same has been disposed of. Landlord shall, however, endeavour to assist in this respect to the extent possible.

          4.4.4 If the accounting of the Landlord should show an increase or a reduction of the costs, the advance payments for the next following accounting period shall be adequately increased and/or reduced.

          4.4.5  Statement of Actual Direct Expenses and Payment by Tenant.
                 ---------------------------------------------------------
Landlord shall give to Tenant on or before the first day of April following the end of each Expense Year a statement ("Statement") stating the Service Charges incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any excess of costs over advance payments or vice versa ("Excess"). The Statement shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") and this Lease, and shall be certified to be true and correct by Landlord.

On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Monthly Base Rent due, the full amount of that Excess or Landlord shall repay the Excess to Tenant.

          4.4.6  Landlord's Books and Records; Tenant's Audit Rights.  Tenant
                 ---------------------------------------------------
and its authorized representatives may examine, inspect, audit, and copy the records of Landlord regarding each Statement at Landlord's office during normal business hours at any time during the Lease Term. The payment of the amounts shown on the Statement by Tenant shall not preclude Tenant from questioning the correctness of any item of the Statement subject to the rights in this Section
                                                                       -------
4.4.
---

Tenant and its authorized representatives shall have the right, at Tenant's cost and on no less than ten (10) days' prior written notice to Landlord and during Landlord's normal Business Hours, to audit Landlord's records regarding service charges, at Landlord's principal accounting offices. Tenant shall bear all fees and costs of the audit, unless the parties determine that service charges and Tax Expenses taken as a whole as respects the Premises for any calendar year were overstated by two percent (2%) or more. In that event, Landlord shall pay for the reasonable costs of that audit.

     4.5  Payment of VAT. Tenant shall pay VAT on rent and service charges at
          --------------
the rate in force from time to time, at present 16 %.

Tenant states that Tenant will perform entrepreneurial activities in the premises within the meaning of the German Turnover Tax Act and that Tenant will exclusively utilize the premises for turnovers which are subject to deduction of prior tax. Tenant shall deliver to Landlord, upon the latter's substantiated request a written declaration, for submission to the competent tax office by Landlord, to the effect that Tenant utilizes the premises exclusively for turnovers which do not exclude the deduction of prior tax. To the extent that Landlord must furnish further proof in this regard to the tax authorities, Tenant shall be obligated to furnish the pertinent proof to Landlord or directly to the tax authorities.

Tenant agrees its intention that it will continue the entrepreneurial activities within the meaning of the Turnover Tax Law during the term hereof. In case it turns out during the term hereof, that the entrepreneurial activities of Tenant within the meaning of the Turnover Tax Act have ceased to be performed, Tenant shall be liable to compensate the damage to Landlord which is caused to Landlord by the fact that the tax authorities do not accept the fact that Tenant continues its entrepreneurial activities and, for this reason, Landlord can deduct prior tax.

Landlord agrees to provide Tenant any documents which Tenant may require in order to deduct the turnover tax paid by Tenant to Landlord as pretax.

     4.6  Set-off, Right of Retention:  Tenant shall pay part of the rent on the
          ----------------------------
account of the secured creditor, pursuant to Sec. 4.1 above. Tenant and secured creditor have irrevocably agreed that the creditor shall credit to the loan account the part of the rent that corresponds to the amount of approx. DM [*] that the Landlord is obliged to pay back on his loan, each month. The Tenant agrees that he will set-off or retain any counter-claims against the Landlord only against the part of the rent, which remains at Landlord's free disposal.

                                  ARTICLE 4a


                             SECURITY, INDEXATION

     4a.1  Security.  Tenant has furnished to the Landlord the security (LC) per
           ---------
Section 9 Lease Summary (Exhibit E) amounting to [*] ([*]) times the monthly
                         ---------
Base Rent plus Service Charges plus VAT. The LC shall be reduced to [*] months' rent after the lapse of the first three years after signing of this contract, in the form of a "Standby LC" in the form of Exhibit E by a U.S. Bank with a
                                          ---------
branch in Germany.

Aforementioned surety shall be renewed annually since pursuant to American banking practice Tenant cannot issue bank guarantees longer than for a period of 12 months. Surety to provide that it will not expire before Landlord has received replacement surety.

     4a.2  Indexation
           ----------

           4a.2.1 In case that the monthly price index for the cost of living of all private households in Germany (1995 = 100) as determined by the Federal Bureau of Statistics, Wiesbaden, every month, has gone up or down by more than 10 % compared to its level on 7/th/ February 2001 or in the month of any adaptation of the rent pursuant to this Sec. 4.a.2.1, the rent shall be increased or decreased by the same percentage. The change of the rent shall enter into effect as of the first day of the month which follows the month in which the Federal Bureau of Statistics has publicised the 10 % change of the said index.

           4a.2.2 The foregoing adjustments shall be made automatically so that the amount adjusted to the index change is owed without special demand as of the beginning of the month in question. For as long as the Tenant has not received a written new calculation from the Landlord, a default in payment cannot occur.

           4.a.2.3 The Parties hereto jointly assume that the above mentioned index clause shall be deemed to have been approved in accordance with (S) 4 para. (1) of the Regulation on Price Clauses of September 23, 1998 and does not constitute an inadequate disadvan-

________________________

   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

tage to either party hereto within the meaning of (S) 2 of the Regulation on Price Clauses. If (S) 4 para. (1) of the Regulation on Price Clauses should not apply and/or a required approval should not be granted, the parties hereto undertake to agree on clauses which can be approved and which come as close as possible, economically, to the above index clause.

          4a.3  Financing by Landlord.   In case Tenant assists Landlord in the
                ---------------------
financing of the build out costs, the letter of credit (Sec. 4a.1) shall be returned to Tenant.

                                   ARTICLE 5

                                  MAINTENANCE

     5.1  Maintenance of Building and Premises.  Except as otherwise provided in
          ------------------------------------
this Lease, during the Lease Term, Landlord, at its expense, agrees to maintain the Building and the Property in first class condition. This obligation shall include the maintenance and repair of any elevator, sewage, electrical, telecom (except for Tenant's individual electrical water and telecom equipment and systems, which shall be maintained by Tenant), water supply, foundation, superstructure, structural roof, roofing membrane, exterior walls and glazing (including, without limitation, curtain wall), and other structural members and parts of the Building, all ordinary maintenance of the exterior portions of the Building such as painting and/or washing the exterior walls and windows, maintaining the exterior portions of the Building, polishing or waxing any exterior components, rubbish removal. In addition, Landlord's obligation to maintain the Building and Premises shall include the cleaning and maintaining of all exterior lighting, signage, sidewalks, hardscape, parking lot surface, fencing, irrigation, landscaping and loading docks located on the Real Property, except for Tenant's Supplemental Equipment Space, which shall be maintained by Tenant. In performing its maintenance obligations hereunder, Landlord shall take all reasonable efforts to minimize any interference with Tenant's operations.

Tenant shall be responsible for repairs to Tenants improvements inside the buildings.

Landlord shall be exclusively responsible for the Real Property outside the Site.

     5.2  Maintenance by Tenant.  Tenant shall be responsible for the
          ---------------------
maintenance, including repair and/or replacement desired by Tenant, of its Supplemental Equipment and all other equipment, fixtures, and other personal property owned by Tenant and used in connection with the Premises as well as for decorative repairs inside the Building.

     5.3  Floorload.  Landlord guarantees that the ground floors of the
          ---------
buildings can bear loads of 2,500 kg/square meter, with the exception of the Office which will bear 500 kg/square meter. This load may only be exceeded after prior written consent of Landlord.

     5.4  Visitors.  Tenant shall be responsible for damage to Landlord's
          --------
property caused by visitors, suppliers and craftsmen of Tenant, at least negligently.

                                   ARTICLE 6

                            UTILITIES AND SERVICES

     6.1  Standard of Operations.  Landlord shall operate the Premises, Building
          ----------------------
and Real Property in accordance with the standard of operation at least commensurate with the general standard of operation of other buildings and building projects located in Frankfurt/Main that are comparable in age, location, quality of construction, services and amenities to the Property and Building.

In addition, Landlord shall provide, for the use by Tenant and its customers, agents and employees on a 24 hour by 365 days basis, ("Business Hours"), building utility services and building maintenance personnel who shall be on duty in the Building or reasonably available to Tenant and capable of performing any services or work required, without delay.

     6.2  Landlord to Provide Utilities. Landlord shall furnish unheated water
          ----------------------------
from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and heated water for lavatory purposes from regular building supply in such quantities as required for the comfortable and normal use of the Premises. Tenant shall pay Landlord, as Additional Rent, for any additional water which is furnished for any other purposes. The amount that Tenant shall pay Landlord for such additional water shall be the average price per liter charged to the Landlord for the Building by the entity providing water.

Landlord hereby agrees that Tenant takes groundwater which is needed for Tenant's operations from a well to be drilled by Tenant on the Property, at Tenant's own expense. Landlord makes Tenant aware of the fact that Tenant needs a permit of the authorities for the drilling of the well and the taking of groundwater which permit, in the experience of Landlord, may not be granted. Landlord will support Tenant's application to the competent authority but does not accept any warranty that the permit will be granted.

     6.3  Tenant Services.
          ---------------

          6.3.1   Heating and air conditioning ("HVAC") service in the Premises
                  ----------------------------
will be provided by Tenant, at Tenant's sole cost and expense, through separate package units which shall be subject to the direct control of Tenant. Subject to Landlord's prior written approval of Tenant's plans and specifications, such approval not to be unreasonably withheld or delayed, Tenant shall have the right at its option to install in a location or locations within the Building Space, Roof Space and/or Supplemental Equipment Space, and have direct control over, "Tenant's HVAC Equipment" and other equipment as described in Article 18
                                                              ----------
below. The acquisition and operation of Tenant's HVAC Equipment (including without limitation the purchase, installation, and maintenance thereof) shall be at Tenant's sole cost and expense, and the electrical consumption resulting from Tenant's usage of Tenant's HVAC Equipment as well as the costs of availability's of the electricity shall be separately metered, billed to Tenant and paid by Tenant.

          6.3.2 Tenant shall have the right, at Tenant's sole cost and expense and subject to Landlord's prior approval of the plans and specifications, which approval shall not be unreasonably withheld or delayed, to install at Tenant's expense and have direct control over transformer(s) to obtain an electrical supply for the Premises providing up to 45,000 amps at 400 volts or as otherwise required, three-phase wiring, through a number of separate cables run to the Premises. The cost of such electrical supply as well as the costs of availability and all other electricity provided to the Premises shall be separately metered to the Premises at Tenant's sole cost and expense (including without limitations, the cost of any metering equipment or the installation cost thereof).

Tenant shall pay directly to Supplier when due the cost of all electricity provided to and/or consumed in the Premises and by all of Tenant's equipment (including without limitation Tenant's HVAC Equipment);

In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises. In the event Tenant desires electric power in excess of the level set forth in the first sentence in this
Section 6.3.2 or available from Landlord ("Additional Electrical Supply"),
-------------
Tenant may, at its own expense, elect to make direct arrangements with an electrical supplier to obtain such Additional Electrical Supply directly. Landlord agrees to cooperate with Tenant and the Supplier, reasonably and in good faith in this regard.

          6.3.3 Landlord shall not provide janitorial or security services to the Premises other than those listed in Section 6.1 above. Tenant shall be solely responsible, at Tenant's sole cost and expense, for keeping all areas used by Tenant, in a neat, clean, safe and secure condition, and for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner consistent with the quality of the Building.

     6.4  Failure to Furnish Utilities.  Rent of any kind provided in this Lease
          ----------------------------
shall be equitably abated in the event Tenant, for whatever reason, is unable to obtain any of the Building's utility systems serving the Premises for a period of twenty-four (24) hours, unless the damage or defective condition relating to such systems is caused by Tenant, its employees, licensees or invitees. The amount of abatement shall be determined according to the extent such unavailability interferes with Tenant's normal business operations on the Premises. In the event of any stoppage or interruption of services, Landlord shall use its best efforts to restore said services as soon as possible. Notwithstanding anything stated to the contrary herein, Tenant shall have the right, at its option, to terminate this Lease if any such stoppage or interruption of said services continues for any reason for more than thirty (30) consecutive days and such stoppage or interruption materially interferes with Tenant's use of the Premises.

                                   ARTICLE 7

                         ALTERATIONS AND IMPROVEMENTS

     7.1  Alterations to Premises by Tenant. During the Lease Term, except as
          ---------------------------------
set forth in the Work Letter, Tenant shall make no alterations, installations, additions, or improvements to the Premises that materially affect or impair the structural integrity of the Building without submitting to Landlord plans and specifications therefor and obtaining Landlord's written consent, which consent will not be unreasonably withheld or delayed.

The Tenant modifies or replaces the existing roof at its own expense and at his own risk not to receive the necessary permit which would allow him to keep his construction criteria and his time schedule. In case that the Tenant has problems with the authorities and if the authorities do not allow him to construct the roof according to the paragraph "Dach" on page 2 of the RKW-letter of June 13, 2000 (attached hereto as Exhibit F) the Landlord shall support the
                                     ---------
Tenant and shall obtain all necessary permits for the roof work which shall be performed in compliance with the Hesse Construction Code.

During all of the above-mentioned work of the Tenant on the roof, the Landlord shall assure that there is a new and secure access to the roof from inside the building. Furthermore the Landlord shall remove all existing ladders to the roof.

Landlord, without any cost to itself, shall cooperate with Tenant in securing building and other permits and authority necessary from time to time for any work permitted under this Lease.

Tenant may at any time remove any equipment and trade fixtures installed by Tenant in the Premises and replace the same with equipment or fixtures of the same general type, size and configuration without the consent or approval of the Landlord. Improvements made by Tenant at any time to the Premises during the Lease Term shall be and remain the property of Tenant.

Upon the expiration or earlier termination of this Lease, with respect to improvements made by Tenant hereunder or under the Work Letter, as well as installations, equipment and fixtures including Supplemental Equipment (Art.
18), Tenant shall have the option of: (1) leaving all or part of such improvements etc., in which case they shall be deemed to be the property of Landlord upon the date of termination; or (2) removing all or part of such improvements etc. before termination of the Lease and Tenant repairs any damage caused to the Premises from removing such improvements, ordinary wear and tear excepted. Alternative (1) only to apply in case of Landlord's consent.

     7.2  Consent. To the extent the Landlord's consent is required pursuant to
          -------
this Section 7, Landlord shall within five (5) days after its receipt of written notice from Tenant requesting Landlord's consent, which such request shall include information necessary for Landlord to render such consent (including, without limitation, plans and specifications, permits and licenses, as necessary), either (i) give its written consent to the alteration, or (ii) deny its consent to the alteration setting forth the reasons for such denial. If Landlord fails to respond within such five (5) day period, then Landlord shall be deemed to have consented to the alterations.

     7.3  Landlord's Right to Modify the Premises. Except as otherwise expressly
          ---------------------------------------
provided in this Lease (including its obligations for maintenance and repair in

Article 5), Landlord shall make no change to the Property (including the parking
---------
areas) or to the Building without the prior written approval of the Tenant.

                                   ARTICLE 8

                                    PARKING

     Included in Tenant's Rent is the right of Tenant's employees, independent contractors, customers and invitees to have the right to use free of charge the parking spaces depicted on Exhibit C.
                           ---------


                                   ARTICLE 9

                            INSURANCE AND INDEMNITY

     9.1  Fire and Extended Coverage Insurance. At all times during the term of
          ------------------------------------
this Lease, Landlord shall keep the Building (excluding the land) insured against damage and destruction by fire, vandalism, and other perils covered by the broadest extended coverage endorsement obtainable in the amount of One Hundred Percent (100%) of the full replacement value of the Building (excluding the land) in its entirety, including debris removal, subject to customary and reasonable deductible amounts. The insurance policies required above shall provide that the replacement cost of the Building (excluding the land) shall be redetermined by Landlord subject to approval by Tenant in intervals of no more than one year. Such insurance shall insure the interests of both Landlord and Tenant in the Building, as their respective interests may appear from time to time, and shall name Tenant as additional insured.

Tenant shall himself insure the Supplemental Equipment (Article 18 hereof) and shall request that its customers insure their Equipment on the Premises.

Prior to Handover the Parties shall insure its own installations.

     9.2  Proceeds. All moneys collected from the insurance company or companies
          --------
from damage or destruction to the Building, or any part thereof, shall be held by Landlord in trust to be used and applied exclusively in accordance with
Article 10 ("Destruction and Untenantability of Premises").
----------

     9.3  Liability Insurance - Tenant. Tenant agrees to purchase at its own
          ----------------------------
expense and to keep in force during the term of this Lease, a policy or policies of comprehensive liability insurance, including public liability and property damage (but excepting from the policy coverage, injuries or damage to persons or property resulting from the negligence of Landlord or from Landlord's breach of any of Landlord's covenants in this Lease). Tenant agrees to purchase special environmental liability insurance in order to adequately cover any risk which is caused, by Tenant's operations.

     9.4  Waiver of Subrogation. The parties release each other, and their
          ---------------------
respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located, and to the fixtures, personal property, tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises and the Building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

     9.5   Other Insurance Matters. In the event either party receives a thirty
           -----------------------
(30) day written notice of cancellation concerning any of the required policies, or should either party fail to have in effect the required coverage at anytime during this Lease, the party for whose benefit such insurance is carried may give notice to the other party to reinstate or acquire the affected coverage. Should the party required to carry such insurance fail to reinstate or acquire the affected coverage within ten (10) days of the other party's notice to reinstate or acquire such coverage, the other party shall have the right to obtain such insurance and reinstate or acquire the affected coverage, and the party required to carry such insurance shall reimburse the other party for the cost thereof.

A copy of each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at least twenty
(20) days prior to the Handover, and on renewal of the policy, not less than twenty (20) days before expiration of the term of the policy. The cost of all insurance required to be carried by Landlord hereunder shall be a Direct Expense for which Tenant shall be obligated to pay its Tenant's Share thereof.

                                  ARTICLE 10

                  DESTRUCTION AND UNTENANTABILITY OF PREMISES

     10.1  Loss - Insured or Uninsured. If during the Lease Term, the Premises
           ---------------------------
or any portion thereof is damaged by fire, earthquake or other casualty or other peril, Landlord shall with all due diligence repair or rebuild the Building and the Premises to the condition at least equal to that existing immediately prior to said damage. In connection therewith, Landlord shall use any such insurance proceeds for such purpose, together with any insurance proceeds received by Tenant by reason of insurance on improvements made by it in excess of the actual amount needed to replace or restore Tenant's improvements, fixtures and equipment, provided that any such proceeds received by Tenant shall only be used for the replacement or restoration of Tenant's improvements, fixtures and equipment.

     10.2  Major Damage. "Major damage" to the buildings is defined as damage to
           ------------
such extent that the estimated cost of full repair of such damage is greater than fifty percent (50%) of the then full replacement value of the buildings. Any other damage to the buildings from any such casualty or risks shall be deemed to be "non-major."

     10.3  Tenant's Option to Terminate in Certain Events. If during the Lease
           ----------------------------------------------
Term the buildings or any portion thereof receives damage the effect of which is to render the Premises untenantable, in Tenant's opinion, for continued occupancy for a period of one hundred and eighty (180 ) days or more, then Tenant shall have the option to terminate this Lease upon thirty (30) days' notice to Landlord. This right of termination shall be independent from, and in addition to, any other right of termination Tenant has under the Lease or under law.

     10.4  Landlord's Option to Terminate in Event of Major Damage to Buildings.
           --------------------------------------------------------------------
If during the Lease Term the buildings or any portion thereof receives major damage, Landlord shall have the option to terminate this Lease on sixty (60) days' written notice to Tenant. Notwithstanding the foregoing, Landlord shall have the absolute obligation to rebuild the buildings after major damage in the manner set forth in Section 10.1 if either (a) the insurance proceeds are
                    ------------
sufficient to pay for such rebuilding and Tenant does not elect to terminate this Lease under Section 10.3 above, or (b) Tenant gives notice, in writing,
                 ------------
prior to the expiration of the sixty (60)-day period set forth above, that it desires to have the buildings, or so much thereof as may be necessary to constitute a complete architectural unit, restored to a condition which will provide Tenant with suitable facilities, satisfactory in Tenant's sole opinion for its continued use of the Premises, and that Tenant will supply additional funds, if any, that may be necessary, in addition to any insurance proceeds, to pay for such partial rebuilding. If Tenant gives such notice to Landlord, Tenant and Landlord shall each agree upon the plans and specifications for such rebuilding, the cost thereof, and the method by which Tenant shall supply to Landlord the additional funds necessary for such rebuilding, and the Rent necessary for such rebuilding, and the Rent paid by Tenant shall be equitably reduced in accordance with its contribution of additional funds toward such rebuilding by amortizing such contribution over the then remaining Lease Term.

     10.5  Abatement of Rent.  In the event that after any damage or destruction
           -----------------
this Lease is not terminated in accordance with its provisions, Rent shall be equitably prorated and abated during the period commencing with the date of the casualty and continuing until such repairs are completed in the proportion that the Rent of the part usable by Tenant for the normal operation of Tenant's business on the Premises bears to the rental of the total space then leased by Tenant, taking into consideration the rental rate per square foot of Rentable Area of the Premises for which the proration is made and any adverse effects and disruptions to Tenant's business caused during the period of such repairs.

                                  ARTICLE 11

                                   SURRENDER

     Tenant covenants that on the last day of the Lease Term or on the last day of a renewal or extension of this Lease, it will peaceably and quietly leave and surrender the Premises in as good condition as they are on the Commencement Date (or the date such individual Unit is delivered to Tenant), ordinary wear and tear, repairs and replacements required to be made by Landlord, loss by fire, casualty and causes beyond Tenant's control, and alterations, additions and improvements herein permitted, excepted.

                                  ARTICLE 12

                         TRANSFER OF TENANT'S INTEREST

     12.1  Assign, Sublet.
           --------------

           12.1.1 Except with respect to Customers and affiliates or assigns (as that term is defined below), Tenant shall not either voluntarily, or by operation of law, assign, this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

It is reasonably withheld, for example, if (a) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (b) the use of the Premises by the proposed assignee or subtenant will not be for the use permitted by this Lease.

           12.1.2 Tenant shall have the right, without Landlord's consent, upon thirty (30) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises to any entity that controls, is controlled by or is under common control with Tenant or to which substantially all of the assets of Tenant may be transferred (each of the transactions referenced above in this subparagraph (i) are hereinafter referred to as a "Permitted Transfer" and each surviving entity shall hereinafter be referred to as a "Permitted Transferee"); provided that such Permitted Transfer is subject to the following conditions:

                   (i) Tenant, to the extent Tenant survives such transaction, shall remain fully liable under the terms and conditions of the Lease;

                   (ii) Any such Permitted Transferee shall be subject to all of the terms, covenants, and conditions of the Lease except as otherwise specifically provided in this Lease;

                   (iii) Any such Permitted Transferee expressly assumes the
                         obligations of Tenant under the Lease;

                   (iv) Such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease.

Landlord and Tenant are in agreement that Equinix, Inc. transfers its rights and obligations under this Lease to Equinix GmbH, Frankfurt, a subsidiary of Equinix Netherlands B.V. The transfer of the rights and obligations under the Lease from Equinix, Inc. to GmbH shall be done in the form of a supplement to this Lease. The Landlord agrees that he will sign a correct supplement to the Lease after receipt of the following documents:

     - written guaranty by the parent company (Equinix Netherlands B.V.) for all obligations of GmbH under this Lease to the Landlord, and

     - a guaranty of a European bank (similar to the one which the Tenant has already granted) with branches in Germany (the amount of which shall still be agreed by the parties in a supplement to this Lease) for all obligations of GmbH under this Lease to the Landlord. The Landlord agrees, at the same time, that Equinix, Inc. shall become free from all obligations under the Lease and that the Landlord will return the surety that Equinix Inc. has granted pursuant to Sec. 4a.1 (1) hereof.

     12.2  Co-Location Agreements.  Landlord acknowledges that Tenant's business
           ----------------------
to be conducted on the Premises requires the installation on the Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenant's terminal facilities or to permit Tenant to manage or operate their equipment. Notwithstanding anything contained elsewhere in this Arti-
                                                     -----
cle 12, Landlord hereby consents in advance to any sublease, license agreement,
------
"Co-Location Agreement" or like agreement (collectively, "Co-Location Agreements") between Tenant and such a Customer for the purpose of permitting such an arrangement as is described in this Section 12.2. The effectiveness of
                                            ------------
such advance consent as to a particular Customer's Co-Location Agreement is conditioned on Tenant not giving such Customer any rights not given Tenant under this Lease.

                                  ARTICLE 13

                                   EASEMENT

     13.1 Landlord agrees to take all necessary steps in order to register an Easement ("beschrankte personliche Dienstbarkeit") in favor of Tenant as per Exhibit G on the Property. Tenant agrees to take all necessary steps in order to
---------
deregister the Easement upon termination of this Lease.

     13.2 The Easement shall rank before all encumbrances other than Encumbrances II 1, 2 and 3 (limited personal servitudes for the City of Frankfurt) and, in principle, also before a land charge in the amount of DM 15.000.000,00 on the basis of a loan agreement of May 18/22, 2001 in favor of Allgemeine Hypothekenbank AG, Frankfurt. A prerequisite for the consent of the Tenant to allow the Tenant's easement to rank behind such land charge is that the parties have entered into the agreement with Allgemeine Hypothekenbank AG a draft of which is attached hereto as Appendix H; otherwise, the land charge must
                                     ----------
be registered behind the servitude. The tenant shall bear the costs of registering the servitude.

     13.3 Landlord shall submit the application for registration to the Frankfurt Local Court - land register - within one month after the signing of this modification. If the Easement is not registered with proper priority within the said period, the obligation to pay rent shall be reduced by two days rent for each day of delay of filing.

     13.4 Landlord agrees not to sell the Property before the Easement has been registered.

     13.5 The Parties are in agreement that the Western right of way for cables on plots [*] and [*] shall run under or next to the existing road and that the Eastern right of way for cables shall run in the area along the Eastern border of the lots which is hatched in blue, according to an agreement that the Parties shall still enter into.

                                  ARTICLE 14

                         ENVIRONMENTAL REPRESENTATIONS

     14.1  Definition of "Hazardous Materials"
           -----------------------------------

"Hazardous Material" shall mean any (a) oil, flammable substances, explosives,
 ------------------
radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) as


________________
   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

bestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable law or under the regulations adopted or publications promulgated pursuant thereto; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

     14.2  Compliance with Laws.  Landlord represents and warrants ("sichert
           --------------------
zu") to Tenant that at the Handover Dates (and as respects Option Space, at the date of delivery of any respective Option Space to Tenant), the Premises, the Building and the Property are in compliance with all Hazardous Materials Laws. Landlord shall take all commercially reasonable action to keep the Project, the Building and the Premises in compliance with Hazardous Materials Laws during the term of the Lease; in particular, Landlord shall be responsible for any additional clean-up of hazardous materials which existed on the Property at the time of the Handover which may be required by new environmental local or other legislation.

     14.3 In case that unexploded ordinance or graves are found in the course of Tenant's excavation work, Landlord shall be responsible for their removal. Landlord shall pay the reasonable costs of any site survey by "Kampfmittelraumdienst".

                                  ARTICLE 15

                         INSPECTION AND ENTRY BY OWNER

     15.1  Landlord's Right of Entry.  Landlord and its agents shall have the
           -------------------------
right, upon at least seven (7) days written notice to Tenant, to enter upon and escorted by Tenants representative the Premises so long as it does not interfere with the business activities of Tenant on the Premises, for the purpose of inspection, serving or posting notices, maintaining the Premises, making any necessary repairs, alterations or additions to any portion of the Premises to the extent required or permitted to Landlord under this Lease.

     15.2  Restrictions on Entry.  Except in an emergency, when accompanied by
           ---------------------
an authorized representative of Tenant or with the express prior written approval of Tenant, Landlord shall not enter Tenant's special security areas ("Special Security Areas"), and any other security areas so designated by notice from Tenant in the future. Landlord shall observe any and all reasonable rules and regulations that Tenant may adopt as respects access to the Special Security Areas.

     15.3  Emergency Entry. For purposes of Section 15.2, an emergency situation
           --------------------
is one that poses a threat of imminent bodily harm or substantial property damage. If Landlord makes an emergency entry onto the Premises when no authorized representative of Tenant is present, Landlord shall provide prompt telephone notice to Tenant after that entry and shall take reasonable steps to secure the Premises until a representative of Tenant arrives at the Premises.

                                  ARTICLE 16

                                    NOTICE

     16.1  Notices.  All notices (including requests, demands, approvals, or
           -------
other communications) under this Lease shall be in writing.

           16.1.1  Method of Delivery. Notice shall be sufficiently given for
                   ------------------
all purposes as follows:

           (a) When personally delivered to the recipient, notice is effective on delivery.

           (b) When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.

           (c) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by return receipt.

           (d) When delivered by courier with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

           (e) When sent by fax to the last fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by certified mail or by courier or (2) the receiving party delivers a written confirmation of receipt. Subject to the foregoing requirements, any notice given by fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a nonbusiness day.

     16.2  Refused, Unclaimed, or Undeliverable Notices.  Any correctly
           --------------------------------------------
addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

     16.3  Addresses.  Addresses for purposes of giving notice are as set forth
           ---------
in the Lease Summary or such other address as a party may designate from time to time.

                                  ARTICLE 17

                                    SIGNAGE

Tenant shall have the exclusive right throughout the term of this Lease, at Tenant's sole cost and expense, to erect signage on the exterior of the Building, and on the Real Property, provided, however that such signage shall conform with all applicable Laws and Orders.

                                  ARTICLE 18

                            SUPPLEMENTAL EQUIPMENT

     18.1  Supplemental Equipment.  Tenant shall have the right to install, on
           ----------------------
the terms and conditions set forth herein, at Tenant's sole cost and expense, the following:

           18.1.1 A heating, ventilating and air conditioning system and related connections to the Premises (the "Tenant's HVAC Equipment") within the Building Space and/or on the Roof and/or outside on the Supplemental Equipment Space.

           18.1.2 A dry-pipe, FM 200 or gas-based fire suppression system (the "Fire-Suppression System") in the Premises. In connection with Tenant's installation of the Fire Suppression System, Tenant shall have the right to disconnect and cap, if necessary, in compliance with applicable law, any existing fire-suppression system in the Premises.

           18.1.3 Emergency generators within the Building and/or on the Roof or on the Supplemental Equipment Space ("Tenant Generators") together with, if required, corresponding remote radiators ("Radiators"). Tenant shall install Tenant's Generators and Radiators in compliance with all applicable law, and shall be solely responsible for all costs and expenses incurred in connection with the installation, maintenance and operation thereof.

     In addition, from and after expansion of the Premises in accordance with the terms of this Lease, Landlord shall permit Tenant to install, at Tenant's sole cost and expense additional emergency generators (the "Expansion
Generators")   In addition, in the event Tenant elects to install the Expansion
Generators, Tenant shall, subject to the requirements of this Section 18, be permitted to install at its sole cost and expense, additional Fuel Tanks and Radiators.

           18.1.4   The Electrical Equipment and other items required.

           18.1.5 Such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect Tenant's HVAC Equipment, Tenant's Generator Equipment, the Generator Fuel Tank, the Electrical Equipment and the Fire-Suppression System to Tenant's System and other machinery and equipment in the Premises.

           18.1.6 Aluminum conduits ("Conduit") running from and within the Premises and two (2) minimum points of entry in the Building to connect with the fiber optic network of Tenant's chosen fiber optic service providers. Tenant may also install conduit through trenches as described in section 13.2.

           18.1.7 New telecommunications lines and related equipment (collectively "Lines") in the Tenant's Conduit.

           18.1.8 All of the above items are sometimes collectively referred to as the "Supplemental Equipment."

     18.2 Tenant shall obtain any required permits for its works at its own risk and expense.

                                  ARTICLE 19

                                 MISCELLANEOUS

     19.1  Entire Agreement.  This Lease, including all exhibits, contains all
           ----------------
of the terms, covenants, conditions and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. All references herein, directly or indirectly, to the term of this Lease shall also be deemed to include any extensions or renewals thereof provided Tenant herein, unless expressly provided to the contrary.

     19.2  Governing Law.  This Lease shall be governed exclusively by its
           -------------
express provisions and by the laws of the Federal Republic of Germany.

     19.3  Invalidity.  If any term or provision of this Lease is fully or
           ----------
partly invalid, the remainder of this Lease shall not be affected thereby. The Parties agree to replace the invalid by a valid provision, the economic effect of which is as close as possible to the invalid provision.

     19.4  Written Form.  Oral side agreements do not exist. Amendments of and
           ------------
supplements to this Lease as well as any other statements of one party to the other party are only valid if in writing on a document that both parties have signed. In case that a written statement has to be made by a certain date, it shall be sufficient if it is put into the mail by registered letter by such date.

The parties hereto agree to take all action and make all statements required in order to meet the statutory requirement of the written form, in particular in connection with the conclusion of amendments and supplements and not to terminate this Lease on the basis of the grounds that the statutory written form may not have been complied with. The parties hereto furthermore agree that any non-observance of the written form as required by Section 126 Second Sentence German Civil Code shall not affect the validity of this agreement.

     19.5  Euro Clause.  All DM-amounts mentioned in this lease may also be paid
           -----------
in the equivalent Euro amounts at any time. As of January 1, 2002 all payments shall be made in Euro.

                                  ARTICLE 20

              RIGHT TO BE GIVEN THE OPPORTUNITY OF A FIRST OFFER

     20.1 If the Landlord wants to sell all or part of the Premises in the future or to grant a heredity building right, he shall so notify the Tenant by registered letter of his intention informing the Tenant of the essential conditions of the purchase contract that he would like to achieve.

     20.2 If the Tenant does not notify the Landlord by registered letter, within two months after receipt of the Landlord's letter, that the Tenant would like to acquire the part or all of the premises, the Landlord is free to offer the part in question or all of the premises to third parties.

     20.3 The Landlord may only sell the premises to a third party at (seen from the position of the Landlord) worse conditions than those that the Landlord has notified to the Tenant, after the Landlord has given the Tenant another opportunity to make an offer for the part in question or the whole premises at the changed conditions. The Tenant then has six weeks time in order to notify the Landlord of its intention to acquire the premises. If the Tenant does not do so, the Landlord is free to offer the premises to third parties.

                                  ARTICLE 21

                              MULTIPLE LANDLORDS

In case that (following a sale) several landlords own the Property, the following shall apply:

- The landlords shall appoint one landlord to be responsible for the maintenance of the whole Property. They shall be jointly and severally liable for the performance of all obligations under the Lease.

-    The landlords shall jointly insure the Property.

- In case of destruction and/or untenantability of Premises (Article 10), the Premises shall be regarded as being one building.

- Any notice pursuant to Article 16 if given by Tenant to one landlord is deemed as also have been given to the other landlord(s).

-    The lease term is the same for all landlords.

- The rent and service charges shall be split between the landlords in the proportion of the office and colocation areas that are let to Tenant by either landlord.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

I.   LANDLORD:

1.1  Naxos Schmirgelwerk Mainkur GmbH


     By: _______________________________

     Name: _____________________________

     Its: _______________________________

1.2  A.A.A. Aktiengesellschaft Allgemeine
     Anlagenverwaltung vorm. Seilwolff AG von 1890


     By: ________________________________

     Name: _____________________________

     Its: ________________________________

II.  TENANT:

     EQUINIX, INC., a Delaware Corporation


     By: ________________________________

     Name: _____________________________

     Its: ________________________________